UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2025

Cohen & Company Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COHN	The NYSE American Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on June 23, 2025, Columbus Circle Capital Corp. I (the “SPAC”), a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, entered into a definitive business combination agreement (as amended on July 28, 2025, the “Business Combination Agreement”), with ProCap BTC, LLC, a Delaware limited liability company (“ProCap BTC”), ProCap Financial, Inc., a Delaware corporation (“ProCap Financial”), Crius SPAC Merger Sub, Inc., a Delaware corporation (“SPAC Merger Sub”), Crius Merger Sub, LLC, a Delaware limited liability company (“Company Merger Sub”), and Inflection Points Inc, d/b/a Professional Capital Management, a Delaware corporation.

Cohen & Company, LLC (the “Operating LLC”), the operating subsidiary of Cohen & Company Inc., a Maryland corporation (the “Company”), owns a portion of, and serves as the managing member of, Columbus Circle 1 Sponsor Corp LLC, which served as the sponsor of the SPAC (the “Sponsor”).

On December 5, 2025, the transactions contemplated by the Business Combination Agreement were consummated (the “Closing”). Upon the Closing, the SPAC and ProCap BTC merged into SPAC Merger Sub and Company Merger Sub, respectively, and became wholly-owned subsidiaries, ProCap Financial is the go-forward company following the Closing. ProCap Financial’s common stock and warrants commenced trading on The Nasdaq Global Market on December 8, 2025 under the symbol “BRR” and “BRRWW”, respectively.

As previously disclosed, the Sponsor held an aggregate of 8,333,333 founder shares in the SPAC, substantially all of which were distributed to members prior to the Closing. In connection with the Closing, these SPAC founder shares were converted into shares of ProCap Financial’s common stock (the “ProCap Shares”). In addition to existing restrictions agreed upon in connection with SPAC’s initial public offering, the ProCap Shares are subject to certain transfer restrictions, which restrictions will lapse and the ProCap Shares will no longer be subject to these transfer restrictions upon the earliest to occur of the following (i) the second anniversary of the Closing, (ii) if the closing price of ProCap Financial’s common stock equals or exceeds $10.21 per share (subject to customary adjustments) for any 20 trading days within any consecutive 30-trading day period, and (iii) if the dollar volume-weighted average price for Bitcoin (BTC) during any one hundred twenty (120)-hour period equals or exceeds $140,000 during any five-day period.

Certain executives and key employees of the Operating LLC, who had purchased membership interests in the Sponsor either directly or indirectly, received ProCap Financial Shares that were previously held by the Sponsor. The number of the ProCap Shares received by the Operating LLC was approximately 2,150,000 ProCap Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: December 8, 2025	By:		/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer